CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion of our report dated May 28, 1997 on our audit of the Statement of Assets and Liabilities of American Skandia Master Trust as of May 28, 1997 with respect to this Pre-Effective Amendment No. 3 to the Registration Statement (No. 333-23017) under the Securities Act of 1933 on Form N-1A.


/s/ Coopers & Lybrand
Coopers & Lybrand


Dublin, Republic of Ireland
July 9, 1997